SHILOH INDUSTRIES REPORTS FOURTH-QUARTER FISCAL AND FULL-YEAR 2019 RESULTS

VALLEY CITY, Ohio, December 19, 2019 (BUSINESS WIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), an environmentally focused global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its fiscal 2019 fourth-quarter ended October 31, 2019.

Fourth-Quarter 2019 Highlights:

•	Revenues were $259.0 million.

•	Gross profit was $24.6 million, an increase of 3.3% over prior year.

•	Gross margin of 9.5%, an expansion of 160 basis points over prior year.

•	Net loss was $13.7 million or $0.59 cents per basic share.

•	Adjusted EBITDA was $16.6 million, an increase of 11.0% over prior year.

•	Adjusted EBITDA margin was 6.4%, an expansion of 140 basis points over prior year.

Full-Year 2019 Highlights:

•	Revenues were $1,054.7 million.

•	Gross Profit was $90.6 million with a gross margin of 8.6%.

•	Net loss was $19.9 million or $0.85 cents per basic share.

•	Adjusted loss was $0.13 cents per basic share.

•	Adjusted EBITDA was $69.8 million.

•	Adjusted EBITDA margin was 6.6%.

“Shiloh had a successful fiscal 2019, winning new business, completing key product launches, expanding our global footprint, and delivering on our financial commitments,” said Ramzi Hermiz, president and chief executive officer. "Shiloh delivered on the high end of guidance with nearly $70 million in adjusted EBITDA, overcoming many headwinds, including the impact of the UAW strike at General Motors. During the year, we took important restructuring actions to better position the company to navigate market conditions. We exited 2019 with momentum as we expanded gross margin and adjusted EBITDA margin in the fourth quarter. As we execute our strategy, we are creating innovative solutions for sustainable mobility, enabling a safer and healthier environment, and setting Shiloh apart from our peers. We enter fiscal 2020 as a stronger organization with an improved cost structure that is well positioned to continue to improve our profitability and expand our sustainability efforts globally.”
2020 Outlook
Shiloh is introducing 2020 guidance for revenue of approximately $1 billion and adjusted EBITDA in the range of $75 million to $80 million, representing an increase of 7% to 15% compared to 2019.

Shiloh to Host Conference Call Today at 4:30 P.M. ET
Shiloh will host a conference call on Thursday, December 19, 2019 at 4:30 P.M. Eastern Time to discuss Shiloh's fourth quarter fiscal 2019 financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries fourth quarter fiscal 2019 results conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13697404. The replay will be available until January 9, 2020. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Shiloh's website at www.shiloh.com.

Investor Contact:
For inquiries, please contact our Investor Relations department at: 1-330-558-2601 or at investors@shiloh.com.

About Shiloh Industries, Inc.
Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market. Shiloh designs and manufactures products within body structure, chassis and propulsion systems. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore® acoustic laminate products.  The strategic BlankLight®, CastLight® and StampLight® brands combine to maximize lightweighting solutions without compromising safety or performance. Shiloh has approximately 3,600 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

Forward-Looking Statements

Certain statements made by Shiloh in this press release regarding our operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in our expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) our ability to accomplish our strategic objectives; (2) our ability to obtain future sales; (3) changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; (4) costs related to legal and administrative matters; (5) our ability to realize cost savings expected to offset price concessions; (6) our ability to successfully integrate acquired businesses, including businesses located outside of the United States; (7) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; (8) inefficiencies related to production and product launches that are greater than anticipated; (9) changes in technology and technological risks; (10) work stoppages and strikes at our facilities and that of our customers or suppliers; (11) our dependence on the automotive and heavy truck industries, which are highly cyclical; (12) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (13) regulations and policies regarding international trade; (14) financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies; (15) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, our primary raw materials, or decreases in the price of scrap steel; (16) the successful launch and consumer acceptance of new vehicles for which we supply parts; (17) the impact on financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of our operating results; (18) the occurrence of any event or condition that may be deemed a material adverse effect under agreements related to our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under agreements related to our outstanding indebtedness; (19) pension plan funding requirements; and (20) other factors besides those listed here could also materially affect our business. See "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents we file from time to time with the SEC.

Non-GAAP Financial Measures
This press release may include non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA ," "adjusted EBITDA margin" and "adjusted earnings per share." We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted earnings per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives to the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted Earnings Per Share Reconciliation	Three Months Ended October 31,		Year-Ended October 31,
	2019	2018	2019	2018
Net income (loss) per common share (GAAP)
Basic	$(0.59)	$(0.36)	$(0.85)	$0.49
Tax items	0.09	—	0.09	(0.10)
Tax Cuts and Jobs Act, impact	—	—	—	(0.14)
Transformation restructuring	0.19	0.05	0.56	0.21
Asset impairment - non-cash	0.19	—	0.19	—
Amortization of intangibles	0.01	0.02	0.06	0.08
Marketable securities	—	—	—	0.01
Legal and professional fees	0.01	0.06	0.08	0.07
Adjusted basic earnings (loss) per share (non-GAAP)	$(0.10)	$(0.23)	$0.13	$0.62

Adjusted EBITDA Reconciliation	Three Months Ended October 31,		Year- Ended October 31,
	2019	2018	2019	2018
Net income (loss)	$(13,652)	$(8,456)	$(19,947)	$11,479
Depreciation and amortization	11,743	11,953	46,753	45,728
Interest expense	4,420	3,148	16,246	11,333
Provision (benefit) for income taxes	2,001	4,635	(611)	(5,219)
EBITDA (non-GAAP)	4,512	11,280	42,441	63,321
Transformation restructuring	5,701	1,469	17,072	6,431
Legal and professional fees	239	1,793	2,530	2,160
Stock compensation	459	427	2,035	1,984
Asset impairment - non-cash	5,701	—	5,701	—
Marketable securities	—	—	—	154
Adjusted EBITDA (non-GAAP)	$16,612	$14,969	$69,779	$74,050
Adjusted EBITDA margin (non-GAAP)	6.4%	5.0%	6.6%	6.5%

Adjusted Operating Income	Three Months Ended October 31,		Year-Ended October 31,
	2019	2018	2019	2018
Operating income (loss)	$(7,544)	$(879)	$(5,584)	$18,506
Transformation restructuring	5,701	1,469	17,072	6,431
Asset impairment - non-cash	5,701	—	5,701	—
Adjusted operating income (loss)	$3,858	$590	$17,189	$24,937

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	October 31, 2019	October 31, 2018

ASSETS:
Cash and cash equivalents	$14,320	$16,843
Accounts receivable, net	172,468	209,733
Related party accounts receivable	1,477	996
Prepaid income taxes	1,853	1,391
Inventories, net	63,547	71,412
Prepaid expenses	8,980	10,478
Other current assets	13,354	22,124
Total current assets	275,999	332,977
Property, plant and equipment, net	328,026	316,176
Goodwill	22,395	27,376
Intangible assets, net	13,025	14,939
Deferred income taxes	5,169	5,665
Other assets	7,077	12,542
Total assets	$651,691	$709,675
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,975	$1,327
Accounts payable	155,754	177,400
Other accrued expenses	50,093	63,031
Accrued income taxes	316	1,874
Total current liabilities	208,138	243,632
Long-term debt	248,695	245,351
Long-term benefit liabilities	24,147	15,553
Deferred income taxes	798	2,894
Other liabilities	2,399	2,723
Total liabilities	484,177	510,153
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2019 and October 31, 2018, respectively	—	—
Common stock, par value $0.01 per share; 75,000,000 and 50,000,000 shares authorized at October 31, 2019 and October 31, 2018, respectively; 23,790,258 and 23,417,107 shares issued and outstanding at October 31, 2019 and October 31, 2018, respectively	238	234
Paid-in capital	116,436	114,405
Retained earnings	115,866	135,813
Accumulated other comprehensive loss, net	(65,026)	(50,930)
Total stockholders’ equity	167,514	199,522
Total liabilities and stockholders’ equity	$651,691	$709,675

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended October 31,		Year Ended October 31,
	2019	2018	2019	2018
Net revenues	$258,959	$300,055	$1,054,707	$1,139,944
Cost of sales (	234,341	276,233	964,131	1,023,849
Gross profit	24,618	23,822	90,576	116,095
Selling, general & administrative expenses	20,243	22,445	71,312	88,604
Amortization of intangible assets	517	605	2,075	2,372
Asset impairment, net	5,701	—	5,701	—
Restructuring	5,701	1,651	17,072	6,613
Operating income (loss)	(7,544)	(879)	(5,584)	18,506
Interest expense	4,422	3,149	16,258	11,343
Interest income	(2)	(1)	(12)	(10)
Other (income) expense, net	(313)	(206)	(1,272)	913
Income (loss) before income taxes	(11,651)	(3,821)	(20,558)	6,260
Provision (benefit) for income taxes	2,001	4,635	(611)	(5,219)
Net income (loss)	$(13,652)	$(8,456)	$(19,947)	$11,479
Income (loss) per share:
Basic earnings (loss) per share	$(0.59)	$(0.36)	$(0.85)	$0.49
Basic weighted average number of common shares	23,566	23,309	23,506	23,229
Diluted earnings (loss) per share	$(0.59)	$(0.36)	$(0.85)	$0.49
Diluted weighted average number of common shares	23,566	23,309	23,506	23,369

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended October 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(19,947)	$11,479
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,753	45,728
Amortization of deferred financing costs	1,541	1,244
Asset impairment	5,701	—
Restructuring	4,863	280
Deferred income taxes	(3,013)	(9,770)
Stock-based compensation expense	2,035	1,984
(Gain) loss on sale of assets	(2,637)	993
Loss on marketable securities	29	154
Changes in operating assets and liabilities:
Accounts receivable, net	34,114	(1,426)
Inventories, net	7,083	412
Prepaids and other assets	(1,619)	1,733
Payables and other liabilities	(41,644)	(1,462)
Prepaid and accrued income taxes	(2,013)	1,877
Net cash provided by operating activities	31,246	53,226
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(55,225)	(50,135)
Acquisitions, net of cash required	—	(62,514)
Derivative settlements	5,855	—
Proceeds from sale of assets	12,393	3,592
Net cash used in investing activities	(36,977)	(109,057)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(582)	(886)
Proceeds from long-term borrowings	280,500	266,900
Repayments of long-term borrowings	(275,100)	(202,282)
Payment of deferred financing costs	(1,954)	(105)
Proceeds from exercise of stock options	—	73
Net cash provided by (used in) financing activities	2,864	63,700
Effect of foreign currency exchange rate fluctuations on cash	344	238
Net increase (decrease) in cash and cash equivalents	(2,523)	8,107
Cash and cash equivalents at beginning of period	16,843	8,736
Cash and cash equivalents at end of period	$14,320	$16,843